July 1, 2013


Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control


RE	American
Depositary
Shares
evidenced by
One 1
American
Depositary
Receipts
representing
one 1
Ordinary
Share of
Diamyd Medical AB
Form F6 File
No.
333132945

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of BNY Mellon,
as Depositary for securities against
which American Depositary
Receipts are to be issued, we attach
a copy of the new prospectus
Prospectus reflecting the name
change from Diamyd Medical AB to
Mertiva AB.
As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.
Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised name of
Mertiva AB.

The Prospectus has been revised to
reflect the new name, and
certificates have been overstamped
with
Effective June 28, 2013 the
Companys name changed to
Mertiva AB.

Please contact me with any
questions or comments at
1.212.815.6917



Susan Mayham
BNY Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance

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